Exhibit 10.4

SPECIAL INCENTIVE AWARD AGREEMENT

This SPECIAL INCENTIVE AWARD AGREEMENT (the “Agreement”) is dated as of the 18th day of August 2023, between Albany International Corp., a Delaware corporation (the “Company”), and Gregory Harwell (the “Participant”).

WHEREAS, the Company has adopted and maintains the Albany International Corp. 2023 Incentive Plan (the “Plan”);
WHEREAS, Section 6 of the Plan provides for the grant of incentive awards to Participants in the Plan, which awards may or may not be equity-based or equity-related awards; and
WHEREAS, Participant has been, and is currently, employed by Albany in a key senior management position, to wit: President - Albany Engineered Composites; and
WHEREAS, Participant is employed by Albany on an at-will basis; and
WHEREAS, Albany wishes for Employee to continue his employment with Albany in order to effectuate the strategic plan for the Albany Engineered Composites business segment and to assist with the anticipated transition to a new Chief Executive Officer (“CEO”); and
WHEREAS, Albany therefore seeks to incentivize Employee to continue his voluntary employment with Albany, at least until December 31, 2024; and
WHEREAS, as an incentive to encourage the Participant to remain in the employ of the Company by affording the Participant a greater interest in the success of the Company, the Company desires to grant the Participant the opportunity to earn shares of the Company’s Class A Common Stock (“Common Stock”), as provided herein;

NOW THEREFORE, in consideration of the agreements and obligations hereinafter set forth, the parties hereto agree as follows:

1.Definitions; References.
As used herein, the following terms shall have the meanings indicated below. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.
(i)“Beneficiary” shall mean the person(s) designated by the Participant in a written instrument delivered pursuant to the Plan to receive a payment due under the Plan upon the Participant’s death, signed by the Participant and delivered to the Company prior to the Participant’s death or, if no such written instrument is on file, the Participant’s estate.
(ii)“Cause” shall be deemed to exist if a majority of the members of the Board of Directors determine that the Participant has (i) caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his or her duties; (ii) not made a good faith effort to carry out his or her duties; (iii) wrongfully and substantially enriched himself or herself at the expense of the Company; or (iv) been convicted of a felony.
(iii)“Determination Date” shall mean the date on which the Compensation Committee of the Company’s Board of Directors (the “Committee”) shall have determined, in its sole discretion, that the hereinafter defined Milestone Objectives have been achieved, which date shall not be any sooner than December 31, 2024, nor later than December 31, 2025.
(iv)“Distribution Date” shall be the first Business Day of the second month following the Determination Date.
(v)“Milestone Objectives” shall be as specified in Section 3.
(vi)“Share Bonus” with respect to the Service Period, shall mean the number of shares of Common Stock specified in Section 2.
2.Establishment of the Share Bonus Amount. Pursuant to, and subject to, the terms and conditions set forth herein and, in the Plan, the Company hereby establishes the Participant’s target Share Bonus amount at 16,584 shares of the Company’s Common Stock. The Share Bonus shall be earned and paid based on the criteria and in in the manner set forth in Sections 3 and 4 hereof.
3. “Establishment of the Milestone Objectives”. Pursuant to, and subject to, the terms and conditions set forth herein and, in the Plan, the Company hereby establishes the Milestone Objectives as set forth in Exhibit “A” to evaluate the Participant’s performance. The Milestone Objectives shall represent the subjective basis for determining whether the Participant has satisfactorily performed his duties in implementing and executing the strategic business decisions to be adopted by the Company, so as to warrant the payment of the Share Bonus.
4.Determination of Achievement of the Milestone Objectives. Beginning in February 2024 the Committee shall, at least quarterly, confer and determine, in its sole discretion, whether the Milestone Objectives have been achieved to its satisfaction according to the criteria outlined in Exhibit “A”. In the event the Milestone Objectives are not achieved by December 31, 2025, no bonus shall be earned, and the Participant shall not be entitled to any other payment under this Agreement or have any other rights with respect to the Share Bonus. Participant shall report quarterly to the Committee on the progress of achieving the Milestone Objectives beginning in December 2023.
5. Time and Method of Payment of Bonus.
a.The Share Bonus shall be distributed in shares of Common Stock, less applicable taxes and withholdings, which may be satisfied with shares of Common Stock, and shall be distributed on the Distribution Date.
b.In the event that a payment is called for hereunder to the Participant at a time when the Participant is deceased, such payment shall be made to the Participant’s Beneficiary.
6.Effect of Termination of Employment.
a.In the event the Participant’s employment with the Company terminates prior to the achievement of the Milestone Objectives for any reason other than an involuntary termination without Cause, no bonus shall be earned, and the Participant shall not be entitled to any other payment under this Agreement or have any other rights with respect to the Share Bonus.
b.In the event the Company terminates the Participant’s employment without Cause at any time prior to the achievement of the Milestone Objectives, the Share Bonus Amount shall nevertheless be earned and paid to the Participant in accordance with the otherwise applicable provisions of this Agreement; provided however, that any unpaid Share Bonus shall be forfeited in its entirety should Participant engage in any business or activity, either on his own or as an employee, which is deemed to be in competition with the Company.
7.Clawback. In the event of the Company’s material restatement of its financial results the Participant shall repay the entire Share Bonus, or forfeit such if not already paid, whether vested or unvested, to the extent the restatement is caused or substantially caused by the fraud or intentional misconduct of the Participant.
8. Modification and Waiver. Except as provided in the Plan with respect to determinations of the Committee and subject to the Company’s Board of Directors’ right to amend the Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Participant and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.
9.Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given if delivered in person or by first-class registered or certified mail, return receipt requested, and shall be deemed to have been given when personally delivered or five (5) days after mailing to the following address (or to such other address as either party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt):If to the Company:
Albany International Corp.
216 Airport Drive
Rochester, New Hampshire 03867
Fax: (518) 445-2270
Attention: General Counsel

If to the Participant, to the most recent address of the Participant that the Company has in its records.
10.Participant Acknowledgement. The Participant hereby acknowledges receipt of a copy of the Plan.
11.Incorporation of the Plan. All terms and provisions of the Plan are incorporated herein and made part hereof as if stated herein. If any provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.
12.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

13.Governing Law; Choice of Forum. This Agreement shall be governed by and interpreted in accordance with New York law, without regard to its conflicts of law principles, and the parties hereby submit to the jurisdiction of the courts and tribunals of New York.
14.Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives and successors of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives or successors, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein.
15.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
16.Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Award Agreement as of the Award Date specified above.

ALBANY INTERNATIONAL CORP.

    By:    _________________________________

    Name:
    Title:

    Participant

    _________________________________
    Gregory Harwell

EXHIBIT A

MILESTONE OBJECTIVES

Objective 1 - Succession Plan – President, Albany Engineered Composites

Performance Goals and Criteria: Participant shall identify and develop a “ready-now” successor either internally or begin an external search to hire, onboard and develop an external candidate such that that there is a candidate ready, able and capable to assume the position of President, Albany Engineered Composites, regardless of whether such position is open or needs to be filled at that time. The determination of whether a candidate is “ready-now” shall be made by the Chief Executive Officer, in consultation with the Chief Human Resources Officer, according to the Company’s established talent management and succession planning processes, taking into consideration the input from a retained outside organizational consulting firm.

Objective 2 – Albany Engineered Composites Strategic Plan

Performance Goals and Criteria: Participant shall prepare, review, revise and lead the implementation of an updated strategic plan for the Albany Engineered Composites business segment with the goal of driving earnings improvements through new business awards and coordinated interaction with other business functions. The achievement of this Milestone Objective shall require the Board of Directors’ approval of the proffered strategic plan and meaningful progress in the achievement of the goal.